                                CONSULTING AGREEMENT
                                       BETWEEN
                                      MPTV, INC.
                                         AND



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     This Agreement entered into this ____ day of _____, 19__ by and between MPTV, INC., a Nevada corporation having an office at #3 CIVIC PLAZA, SUITE 210, NEWPORT BEACH, CALIFORNIA 92660 (hereinafter "MPTV") and ___________________, (hereinafter "CONSULTANT") having an address at ____________________________
____________________________________________________________________________
____________________________________________________________________________


                                      WITNESSETH

     WHEREAS, MPTV is a public corporation engaged in the operation of various business enterprises and is in need of consulting in the form of Sales and Marketing Services, and other transactions;

     WHEREAS, Consultant is engaged in consulting of this nature, Consultant is interested in providing MPTV with consulting services; and

     WHEREAS, MPTV wishes to engage Consultant to provide services.

     NOW THEREFORE, in consideration of the mutual promises, covenants and undertaking herein contained, the parties agree as follows:

1. MPTV agrees to retain Consultant as an independent contractor, and not as an employee of MPTV, to provide consulting for a period of one (1) year commencing with the effective date of this Agreement and terminating on ____________________________________________________________, 19________, unless terminated earlier in accordance with the terms of this Agreement.

2. It is understood and agreed that Consultant shall render such consulting services as requested by MPTV including without limitation, sales, market strategies and solicitation plans. Terms of the agreement are as follows:

     a. Consultant shall only distribute materials and information that have been approved by the company prior to distribution.

     b. Consultant may employ sub-contractors to assist in his duties, however, Consultant will be held responsible for all information distributed.

     c. Consultant will use his best efforts to obtain market and sales contacts for the company.

CONSULTING AGREEMENT - MPTV/


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- --------------------------------------------------------------------------------

     d. Consultant hereby agrees that he or his sub-contractors will not distribute misleading information, make false statements or in any way deviate from standard practices as it relates to information distributed under the laws and regulations of the United States Securities laws. Consultant hereby represents that he is familiar with the laws, rules and regulations and will conduct her efforts within the guidelines of those rules and laws.

     e. Consultant shall be responsible for all costs associated with his efforts. The company acknowledges that substantial costs will be incurred by consultant with respect to worldwide travel, telephone, postage and shipping.

     f. The company realizes that the results of such efforts are difficult to measure, therefore, the company and Consultant will meet on a monthly basis to evaluate Consultants efforts. Consultant agrees to furnish copies of all promotional materials used in relation to his efforts for MPTV.

     g. Consultant understands and agrees that any deviation from the accepted practices as it relates to promotion for a public company, and misrepresentation or mailing of false or misleading information regarding the company will be grounds for immediate termination of this contract.

3. MPTV, shall pay Consultant a fee for this Ageeement of ________________ shares of MPTV, Inc. common stock registered under an S-8 filing with the SEC.

4. Any notices or other communications or documents to be given or permitted hereunder to any party shall be mailed first class, postage prepaid, and if to MPTV addressed to:

     MPTV, INC.
     #3 CIVIC PLAZA, SUITE 210
     NEWPORT BEACH, CALIFORNIA 92660

and if to Consultant, addressed to:

CONSULTING AGREEMENT - MPTV/


5. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be expressly held to be invalid, illegal or unenforceable in any respect, such invalidity illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6. This Agreement shall be binding on Consultant's heirs, legal representatives and assigns, and shall inure to the benefit of any successors and assigns of MPTV.

7. Any waiver of a right under or breach of a provision of this Agreement shall not be a waiver of any other rights or subsequent breach of the same or other provisions of this Agreement.

8. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Nevada.

9. This Agreement supersedes all previous agreements between the parties with respect to the subject matter hereof. This Agreement constitutes the entire Agreement between the parties hereto and there are no understandings, representations or warranties of any kind whatsoever except as herein set forth.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate to be effective as of the date written above.



MPTV, INC.                                   CONSULTANT


By:                                          By:
     ------------------------                     ------------------------
     James C. Vellema
     Chairman/CEO

                           AMENDMENT TO CONSULTING AGREEMENT
              BETWEEN MPTV, INC. AND __________________________________
                                   DATED_____

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    This amendment entered into this 8th day of March, 1996 by and between
MPTV, Inc., a Nevada corporation having an office at #3 Civic Plaza, Suite 210, Newport Beach, California, ("MPTV") and________________________________________
________, (Consultant").

                                      WITNESSETH

    WHEREAS, MPTV has entered into a Consulting Agreement with the Consultant on _________________ to provide Sales and Marketing Services and other transactions.

    WHEREAS, MPTV and Consultant wish to amend this agreement.

    NOW THEREFORE, in consideration of the mutual promises, covenants and undertaking herein contained, the parties agrees as follows:

    MPTV agrees to retain the Consultant and the Consultant agrees to be retained for one additional year resulting in an extended termination date of _____________:

    As additional consideration for this commitment to provide services through _____________, MPTV shall issue to Consultant _______ shares of MPTV common stock registered under an S-8 filing with the SEC along with a warrant to purchase _______ shares at $____ per share.

    IN WITNESS WHEREOF, the parties hereto have executed the Agreement in duplicate to be effective as of the date written above.


MPTV, INC.                             CONSULTANT



By:                                    By:
    --------------------------              --------------------------
    James C. Vellema